CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated January 30, 1997, in this Registration Statement (Form N-1A 2-49073) of Dreyfus Liquid Assets, Inc.



                                          ERNST & YOUNG LLP

New York, New York
March 24, 1997